UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008 (September 4, 2008)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

In connection with a presentation to be made by Gerald L. Storch, the Chairman and Chief Executive Officer of Toys “R” Us, Inc. (the “Company”), at the Goldman Sachs Retailing Conference to be held on September 4, 2008, Mr. Storch plans to disclose that the comparable store net sales performance for the Company’s Toys – U.S. segment showed a 2.3% increase for the 26 weeks ended August 2, 2008 compared to the 26 weeks ended August 4, 2007. This preliminary financial information may be subject to adjustment or change. Comparable store net sales data will be included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2008, which is scheduled to be filed on or before September 16, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: September 4, 2008	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President - Chief Financial Officer

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